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               [Letterhead of Morris, Nichols, Arsht & Tunnell]









                                     __, 1998




The MediaOne Trusts
(as defined below)
c/o MediaOne Group, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

          Re:  THE MEDIAONE TRUSTS (AS DEFINED BELOW)

Ladies and Gentlemen:

          We have acted as special Delaware counsel to MediaOne Finance Trust I "MediaOne I"), and MediaOne Finance Trust II ("MediaOne II"), each a Delaware statutory business trust (collectively referred to herein as the "MediaOne Trusts" and each individually as a "MediaOne Trust"), in connection with certain matters relating to the creation of the MediaOne Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Registration Statement No. 333-50227 (and the Prospectus forming a part thereof) on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 15, 1998, as amended by Pre-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used with respect to each MediaOne Trust as defined in the Governing Instrument (as defined below) of such MediaOne Trust.

          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of each MediaOne Trust as filed in the Office of the Secretary of State of Delaware (the "State Office") on April 13, 1998 (the Certificate of Trust of each MediaOne Trust is referred to herein as a "Certificate"); the Declaration of Trust of each MediaOne Trust dated as of April 9, 1998 (the Declaration of Trust of each MediaOne Trust is referred to herein as an "Original Governing Instrument"); a draft form of Amended and Restated Declaration of Trust of each MediaOne Trust dated April 27, 1998 (the draft form of Amended and Restated Declaration of each MediaOne Trust is referred to herein as a "Governing Instrument"); the form of Indenture to be entered into among MediaOne Funding, Inc. ("MO Funding"), U S WEST, Inc. (to be renamed "MediaOne Group, Inc.") ("MO Group") and Norwest Bank

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The MediaOne Trusts
c/o MediaOne Group, Inc.
____________, 1998
Page 2



Minnesota, National Association, as Trustee ("Norwest") (the "Base Indenture"); the forms of First Supplemental Indenture and Second
Supplemental Indenture, supplementing the Base Indenture, to be entered into among MO Funding, MO Group and Norwest, as Trustee; the forms of Preferred Securities Guarantees to be made by MO Group with respect to each MediaOne Trust; the forms of Common Securities Guarantee Agreement to be made by MO Group with respect to each MediaOne Trust; the form of Dealer Manager Agreement to be entered into between U S WEST Capital Funding, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Dealer Manager Agreement"); and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation, organization or creation, valid existence and good standing of each of the MediaOne Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each MediaOne Trust (including, without limitation, the due authorization, execution and delivery of the Governing Instrument of each MediaOne Trust and the Dealer Manager Agreement prior to the first issuance of the Preferred Securities of such MediaOne Trust);
(iii) that each Person that will acquire Preferred Securities of MediaOne I pursuant to the "Offers" (as defined in the Registration Statement and as used herein, the "Offers") will validly tender 7.96% Trust Originated Preferred Securities of U S WEST Financing I in exchange therefor, that such 7.96% Trust Originated Preferred Securities will be duly accepted, and that such Person will duly receive Preferred Securities of MediaOne I in consideration thereof, all in accordance with the terms and conditions of the applicable Governing Instrument, the Registration Statement and the Dealer Manager Agreement, that each Person that will acquire Preferred Securities of MediaOne II pursuant to the Offers will validly tender 8 1/4% Trust Originated Preferred Securities of U S WEST Financing II in exchange therefor, that such 8 1/4% Trust Originated Preferred Securities will be duly accepted, and that such Person will duly receive Preferred Securities of MediaOne II in consideration thereof, all in accordance with the terms and conditions of the applicable Governing Instrument, the Registration Statement and the Dealer Manager Agreement, and that the Preferred Securities of each MediaOne Trust are otherwise issued and sold to the Preferred Securities Holders of each MediaOne Trust in accordance with the terms, conditions, requirements and procedures set forth in the applicable Governing Instrument, the Registration Statement and the Dealer Manager Agreement; (iv) that no event has occurred subsequent to the filing of any Certificate that would cause a dissolution or liquidation of a MediaOne Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (v) that the activities of each MediaOne Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"); and (vi) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and

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The MediaOne Trusts
c/o MediaOne Group, Inc.
____________, 1998
Page 3



have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any MediaOne Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance pursuant to the Offers, the Preferred Securities of each MediaOne Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such MediaOne Trust. We note that pursuant to the Governing Instrument, each MediaOne Trust may withhold amounts otherwise distributable to a Holder of Securities in such MediaOne Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each MediaOne Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                       Very truly yours,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL